Exhibit 5.1

eHi Car Services Limited

Unit 12/F, Building No. 5

Guosheng Center

388 Daduhe Road

Shanghai 200062

The People's Republic of China

6 September 2017

Dear Sirs

eHi Car Services Limited

We have acted as Cayman Islands legal advisers to eHi Car Services Limited (the "Company") in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by: (i) the Company of certain American Depositary Shares (the "ADSs") representing the Company's Class A Common Shares of par value US$0.001 each (the "New Shares"); and (ii) the selling shareholders (the "Selling Shareholders") identified in the prospectus attached to the Registration Statement of certain ADSs, each representing two Class A Ordinary Shares of par value US$0.001 each of the Company (the "Sale Shares").

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 3 August 2007 and the certificates of incorporation on change of name of the Company dated 4 January 2011 and 17 September 2014.

1.2	The ninth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 28 December 2015 (the "Memorandum and Articles").

1.3	The minutes (the Minutes) of the meeting of the board of directors of the Company held on 20 August 2017 (the "Meeting").

1.4	A certificate of good standing dated 7 August 2017, issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

1.5	A certificate from a Director of the Company, a copy of which is attached hereto (the "Director's Certificate").

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$500,000 divided into 500,000,000 shares comprising of 407,328,619 Class A Common Shares of a par value of US$0.001 each and 92,671,381 Class B Common Shares of a par value of US$0.001 each.

3.3	The issue and allotment of the New Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the New Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The Sale Shares are legally issued and allotted, fully paid and non-assessable.

3.5	The statements under the caption "Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

In this opinion letter the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Encl

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